                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

         | |  Preliminary Proxy Statement

         | |  Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))

         | |  Definitive Proxy Statement

         |X|  Definitive Additional Materials

         | |  Soliciting Material Under Rule 14a-12

                           TRI-CONTINENTAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                             WESTERN INVESTMENT LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                          PARADIGM PARTNERS, N.W., INC.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 MICHAEL DUNMIRE
                                   PAUL DEROSA
                                  DAVID B. FORD
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.

         | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying  value of transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         | |  Fee paid previously with preliminary materials:

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         | |  Check box if any part of the fee is offset as provided by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid

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         (2)  Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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         Western  Investment  Hedged  Partners L.P.  ("Western  Investment")  is
filing materials contained in this Schedule 14A with the Securities and Exchange
Commission relating to a proxy statement and accompanying proxy cards to be used in  connection  with the  special  meeting of  stockholders  of  Tri-Continental
Corporation  (the  "Company")  scheduled to be held on  September  28, 2006 (the
"Annual  Meeting")  to  solicit  votes in  support  of the  election  of Western
Investment's  slate of director  nominees and against  certain of the  Company's proposals at the special meeting.

         Item 1: On August 16,  2006,  Western  Investment  issued the following press release:

WESTERN  INVESTMENT   ANNOUNCES  NOMINATION  OF  OUTSTANDING  SLATE  OF  NOMINEE
DIRECTORS FOR TRI-CONTINENTAL CORPORATION;  CRITICIZES TRI-CONTINENTAL BOARD FOR
CALLING UNNECESSARY SPECIAL MEETING OF STOCKHOLDERS

SALT LAKE CITY (August 16,  2006):  Arthur Lipson of Western  Investment  Hedged
Partners L.P. announced  that it is nominating a slate of directors for election at the September 28, 2006 special meeting of stockholders called by the Board of
Tri-Continental Corporation (NYSE:TY).

Mr. Lipson also mailed a letter to registered  stockholders,  which is available below, describing some of his concerns regarding the disappointing management of
J. & W. Seligman & Co. Incorporated, Tri-Continental's manager. Mr. Lipson noted
in the letter that William Morris,  Tri-Continental's  Chairman,  is named in an investigation  by the New York State  Attorney  General,  and that the  Attorney
General has determined to commence an action against Seligman for fraud relating to alleged mutual fund timing activities in certain funds managed by Seligman.

In the letter to stockholders,  Art Lipson of Western Investment  commented that while he was  opposed  to  Tri-Continental's  decision  to call the  unnecessary special  election so soon after the Company's  Annual  Meeting in May and to the squandering "of stockholder  money for this unnecessary  election,  estimated by
Tri-Continental  to cost at least $1.4 million," he felt compelled to nominate a slate of directors composed of outstanding  nominees, to offer an alternative to
Tri-Continental's stockholders.

Mr. Lipson further noted that  Tri-Continental  had  underperformed  the S&P 500
Index in 12 out of the last 15 years,  with S&P 500 Index  returns  during  this period 56% higher than Tri-Continental's returns.

Western  Investment has filed a preliminary  proxy statement with the Securities and Exchange Commission and anticipates mailing it to stockholders as soon as it is finalized.

The text of the  letter  from  Art  Lipson  to the  registered  stockholders  of
Tri-Continental follows:

                                                                  August 9, 2006

Dear Stockholders of Tri-Continental Corporation:

         I am writing this letter to introduce  myself and explain why I believe there is a PROBLEM at Tri-Continental Corporation.

         My name is Art  Lipson.  I am a fellow  stockholder  and I am leading a
group  that  has  owned   Tri-Continental   stock  since  1999.  We  care  about
Tri-Continental's  performance certainly as much as anyone else since we are the largest  stockholder.  I began  working on Wall Street in 1968 and remember when
Tri-Continental's  manager, J. & W. Seligman & Co. Incorporated,  was one of the
most prestigious and respected names in the investment management business. I do not believe that remains the case. In 1988,  William  Morris  gained  control of
Seligman,  and is  presently  Chairman  of  Seligman  as  well  as  Chairman  of
Tri-Continental. Mr. Morris is seeking reelection as a Director.

         o    WILLIAM  MORRIS,   TRI-CONTINENTAL'S  CHAIRMAN,  IS  NAMED  IN  AN
              INVESTIGATION  BY THE NEW  YORK  STATE  ATTORNEY  GENERAL.  AS YOU
              PROBABLY KNOW, THE NEW YORK STATE ATTORNEY  GENERAL HAS DETERMINED
              TO  COMMENCE  AGAINST  SELIGMAN  AN ACTION FOR FRAUD  RELATING  TO
              ALLEGED MUTUAL FUND TIMING  ACTIVITIES IN CERTAIN FUNDS MANAGED BY
              SELIGMAN.  THE ATTORNEY  GENERAL HAS ALLEGED THAT IN EXCESS OF $80
              MILLION WAS  "DILUTED"  FROM THE VALUE OF THESE  FUNDS  DURING MR.
              MORRIS'S TENURE.

         Since 1991,  Tri-Continental's  cumulative  investment  performance has been very disappointing. Tri-Continental has underperformed the S&P 500 index in
12 out of the last 15 years.  The  performance by Seligman as manager during the last 15 years,  under Mr.  Morris's  direction,  has been  abysmal.  During this period,  the S&P 500  index  returns  were  56%  higher  than  Tri-Continental's returns.

         o    TRI-CONTINENTAL UNDERPERFORMED THE S&P 500 INDEX IN 12 OF THE LAST
              15 YEARS - WE BELIEVE YOUR INVESTMENT DESERVES BETTER MANAGEMENT.

         Morningstar,  the  well-respected  rating  company  for  mutual  funds, recently  rated the  Seligman  family of open-end  mutual  funds with an "F" for corporate  governance,  the lowest possible grade.  Morningstar  also recommends that  investors  "proceed  with  caution"  concerning  an investment in Seligman open-end mutual funds.

         We put forward an alternative  state of directors at  Tri-Continental's
Annual Meeting just last May, where neither our nor Tri-Continental's  directors were  elected.  Tri-Continental  spent a great  deal of  stockholder  money in a failed  attempt to elect Mr. Morris and the rest of its slate in that  election.
Tri-Continental  also  engaged in illegal  conduct,  forcing us to sue to obtain what  stockholders  have a right  by law to  receive  in such  elections  -- the stockholders' list. Now, only a few months later, the Tri-Continental  Board has decided to hold  another  election  without  providing a compelling  reason.  We object to the use of stockholder money for this unnecessary election,  estimated by Tri-Continental to cost at least $1.4 million. To make matters worse, because
Tri-Continental  has  made  inaccurate  and  misleading   statements  about  our

positions in its proxy  statement,  we have been forced to notify the Securities and Exchange Commission about these misstatements.

         o    WHILE  DISTORTING OUR POSITION,  TRI-CONTINENTAL'S  PROXY FAILS TO
              DISCLOSE,  (A) THE COST TO STOCKHOLDERS OF THE LAST ELECTION;  (B)
              THE ACTUAL INVESTMENT PERFORMANCE OF TRI-CONTINENTAL FOR THE FIRST
              SIX MONTHS OF 2006 (WHICH  AGAIN LAGS THE S&P 500 INDEX);  AND (C)
              THE FACT THAT ITS CHAIRMAN,  WILLIAM  MORRIS,  AND ITS  PRESIDENT,
              CHIEF EXECUTIVE OFFICER AND DIRECTOR,  BRIAN ZINO, HAVE BEEN NAMED
              IN THE INVESTIGATION BY THE NEW YORK STATE ATTORNEY GENERAL.

         As Tri-Continental has called an unnecessary  election,  I am compelled to  nominate a slate of  directors.  JOINING ME AS  PROPOSED  DIRECTORS  ARE TWO
OUTSTANDING  INDIVIDUALS,  PAUL  DEROSA  AND  DAVID B.  FORD,  WHO HAVE LONG AND
DISTINGUISHED  RECORDS IN INVESTMENT  MANAGEMENT AND WHO ARE COMMITTED TO ACTING
IN THE BEST INTEREST OF ALL  STOCKHOLDERS.  We have provided  information  about each of our  nominees  on the next  page.  No one on our  slate is  beholden  to
Seligman.  Each of us is dedicated  to working hard to improve  Tri-Continental.
Each  of us is  independent  of  Seligman  and  will  vigorously  represent  all stockholders in all matters,  including the fund's  relationship  with Seligman.
Our interests are aligned with yours.

         o    WE NEED AN  INDEPENDENT  SET OF EYES TO PROTECT OUR INVESTMENT AND
              TO SEE TO IT THAT SELIGMAN DOES THE JOB THAT IT IS PAID TO DO.

         I have listened to stockholder concerns and want to make it clear that, despite statements made by the Tri-Continental Board, my goal is NOT to open-end or liquidate Tri-Continental.  When Tri-Continental tells you to the contrary it is misstating my position. I am committed to improving Tri-Continental to return it to being an excellent company rather than being sub-par.

         The Board of Directors is supposed to be independent and a protector of stockholder interests.  Instead, we believe the Tri-Continental Board has failed its  stockholders  by  consistently  choosing  Seligman as its  manager  despite
Seligman's truly terrible  performance record and its legal challenges resulting from  alleged  fraudulent  market  timing  activities  in other  funds under its management.

         WE URGE YOU NOT TO VOTE YOUR SHARES  until you have  received our proxy statement  and GOLD proxy card.  Please do not sign any white proxy card you may receive from  Tri-Continental  until all of the facts are before you.  Thank you for  keeping  an open  mind.  We hope  that  with your  support  we can  restore
Tri-Continental to its former prominence.

                                          Very truly yours,

                                          /s/ Arthur D. Lipson
                                          --------------------------------------
                                          Arthur D. Lipson

                         THE WESTERN INVESTMENT NOMINEES

         We have proposed a slate of three outstanding  nominees for election at the September special meeting. Each member of our slate has a career of top-tier investment  experience,  and we believe our slate's election will be in the best interests of all  stockholders.  Set forth below is biographical  information on each member of our slate of nominee directors.

         PAUL  DEROSA has been a  principal  since  November  1998 of Mt.  Lucas
Management Corporation, an asset management company. Mt. Lucas has returned over
17% annually to its investors  since its  inception in 1996.  From March 1988 to
July 1995, Mr. DeRosa served as Managing Director of Eastbridge  Capital Inc., a bond trading company.  Previously,  Mr. DeRosa served in various capacities with
Citibank NA,  including as a Division Head of Citicorp  Investment Bank where he was entrusted with the  responsibility of managing  Citibank's  proprietary bond
portfolio.   He  also  has  extensive  experience   supervising  the  investment
management process.  Mr. DeRosa is currently a director of Intervest  Bancshares
Corporation,  a  financial  holding  company.  Mr.  DeRosa  received a Ph.D.  in
Economics from Columbia  University and has served as a staff  economist for the
Federal Reserve Bank of New York.

         DAVID B. FORD was a partner and then a managing  director  from 1986 to
2003, and co-head of Global Asset Management from 1994 to 2003, with The Goldman
Sachs Group,  Inc., a leading  international  investment  banking and securities firm.  As co-head,  Mr. Ford was  integrally  involved in  Goldman's  investment management  business,  including the selection and review of portfolio managers.
Goldman  Sachs  is  widely  considered  to be one of the  leading  global  asset managers.  Mr. Ford  currently  serves on Wharton's  Board of Overseers and is a member of the Board of Trustees for Florida State University.  Mr. Ford received a Bachelor of Science from Florida  State  University  and a Masters of Business
Administration from the Wharton School at the University of Pennsylvania.

         ARTHUR D.  LIPSON has been  managing  private  investment  partnerships since 1995. He has been the sole managing  member of Western  Investment  LLC, a
Delaware limited  liability  company that acts as the general partner,  managing member  or  investment  manager,  as the  case  may be,  of  private  investment partnerships  in the Western  Investment  funds since 1997.  Western  Investment specializes in investing in undervalued  companies.  Mr. Lipson has  substantial experience in sales & trading and research,  including  heading all fixed income research  for Lehman  Brothers and for Paine  Webber,  was a known leader in the industry, and created, among other things, the Lehman Brothers bond indices. Mr.
Lipson received a Masters of Science from Columbia  University and a Bachelor of
Science from the California Institute of Technology.

                CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western  Investment Hedged Partners L.P. ("Western  Investment"),  together with the other  Participants (as defined below),  has made a preliminary  filing with the SEC of a proxy  statement (the "Proxy  Statement")  and  accompanying  proxy cards to be used,  among  other  things,  to  solicit  votes in  support  of the election of the Participants'  slate of director nominees and against certain of
Tri-Continental  Corporation's (the "Company")  proposals at the special meeting
(the "special meeting") of the Company scheduled for September 28, 2006.

Western  Investment  advises all  stockholders  of the Company to read the Proxy
Statement  and other proxy  materials  relating  to the special  meeting as they
become  available  because  they  contain  important  information.   Such  proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (877)  456-3510 or by e-mail at:
mbrinn@innisfreema.com.

The  Participants  in the proxy  solicitation  are Western  Investment,  Western
Investment  LLC, Arthur D. Lipson,  Western  Investment  Activism  Partners LLC,
Western  Investment Total Return Master Fund Ltd.,  Benchmark Plus Institutional
Partners,  L.L.C.,  Benchmark Plus Partners,  L.L.C., Benchmark Plus Management,
L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael
Dunmire,  Paul DeRosa,  David B. Ford and Elyse  Nakajima (the  "Participants").
Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly  filed with the SEC on January 6, 2006, as subsequently  amended on January 10, 2006, February 15, 2006, March 3, 2006, May
12, 2006, and July 12, 2006, and the Proxy Statement.

Contact:
INNISFREE M&A INCORPORATED
Michael Brinn
212-750-8253

For additional information, please visit: www.fixmyfund.com.